Exhibit 10.2

FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (this “Amendment”) is made as of July 9, 2020, by and between Surface Oncology, Inc., a Delaware corporation (“Sublessor”), and EQRx, INC., a Delaware Corporation (“Sublessee”).

RECITALS

A.Pursuant to that certain Lease Agreement dated as of May 13, 2016, as amended by that certain First Amendment to Lease dated as of February 28, 2017 (“First Amendment”), that Second Amendment to Lease dated as of May 22, 2018 (“Second Amendment”), and that Third Amendment to Lease dated as of April 30, 2020 (“Third Amendment, and, collectively, as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Prime Lease”), BMR-HAMPSHIRE LLC (“Prime Lessor”), as lessor, leases to Sublandlord, as lessee, a portion of the building located at 50 Hampshire Street, Cambridge, Middlesex County, Massachusetts (the “Premises” or the “Building”), upon and subject to the terms and conditions set forth in the Prime Lease.

B.Pursuant to that certain Sublease (the “Sublease”) made as of December 16, 2019, by and between Sublessor and Sublessee, Sublessor subleases to Sublessee a portion of the Premises consisting of approximately 33,529 rentable square feet of the Premises (the “Subleased Premises”). Exhibit D to the Sublease is work letter (“Work Letter”) that sets forth certain provisions regarding improvements to the Subleased Premises. All capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Sublease.

C.WHEREAS, Prime Lessor and Sublessor have modified and amended the Prime Lease to extend the Additional Premises TI Deadline (as defined in the Prime Lease) pursuant to the Third Amendment; and Sublessor and Sublessee wish to make such extension applicable to the Work Letter.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Effective Date. The “Effective Date” of this Amendment shall be the earliest date on or after April 30, 2020 that each of the following shall have occurred:

(a)Each of Sublessor and Sublessee shall have unconditionally received a fully executed counterpart of this Amendment; and

(b)Prime Lessor shall have provided its fully executed written consent to the parties hereto (in a form acceptable to the parties hereto) to this Amendment.

Promptly after the occurrence of the Effective Date, Sublessor and Sublessee shall confirm the Effective Date in writing.

2.Amendment of Sublease.Effective as of the Effective Date, the Sublease shall be deemed amended as follows:

Work Letter. (a)The first paragraph of Section 1 of the Work Letter shall be amended by adding after (“Second Amendment”) the following:

“and the Third Amendment to Lease dated as of April 30, 2020 (“Third Amendment”)”

(b) The second paragraph of Section 1 of the Work Letter shall be amended by adding after each instance of “Second Amendment” the following:

“and Third Amendment”

3.	Miscellaneous.
a.This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto. This Amendment is effective as of the date first set forth above.

b.This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, successors in interest and shareholders.
c.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

d.Except as amended and/or modified by this Amendment, the Sublease is hereby ratified and confirmed and all other terms of the Sublease shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Sublease, the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Sublease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

e.Each entity that constitutes Sublessee and executes this Amendment shall be jointly and severally liable for Sublessee's obligations under this Amendment.

(Signatures on following page.)

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Amendment as an instrument under seal, as of the day and year first above written.

SUBLESSOR:

SURFACE ONCOLOGY, INC.

By: /s/ Jeff Goater 7/9/2020

Name: Jeff Goater

Title: CEO

SUBLESSEE:

EQRX, INC.

By: /s/ Melanie Nallicheri 7/9/2020

Name: Melanie Nallicheri

Title: President & COO